Exhibit 99.1

Natural Grocers by Vitamin Cottage Announces First Quarter Fiscal 2023 Results

Lakewood, Colorado, February 2, 2023. Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) today announced results for its first quarter of fiscal 2023 ended December 31, 2022.

Highlights for First Quarter Fiscal 2023 Compared to First Quarter Fiscal 2022

●	Net sales increased 1.1% to $280.5 million;
●	Daily average comparable store sales increased 0.5% and increased 17.6% on a three-year basis;
●	Net income was $4.4 million, with diluted earnings per share of $0.19;
●	Adjusted EBITDA was $13.8 million; and
●	Opened one new store, resulting in a 2.5% new store growth rate for the twelve-month period ended December 31, 2022.

“We delivered first quarter results consistent with our expectations and are reaffirming our full-year guidance,” said Kemper Isely, Co-President. “Our differentiated offering of the highest quality natural and organic products, coupled with our marketing emphasis on value and Always AffordableSM prices, continues to resonate with consumers and drive demand. Daily average comparable store sales rose 0.5% as we cycled strong pandemic trends experienced in the prior year period. On a three-year basis, daily average comparable store sales were up 17.6%, our third consecutive quarterly increase. Product cost inflation remained elevated during the quarter, though our specialized supply chain has historically provided more cost stability compared to conventional grocery peers. We estimate annualized product cost inflation was approximately 8% in the first quarter, which we continued to offset with increased pricing.”

In addition to presenting the financial results of Natural Grocers by Vitamin Cottage, Inc. and its subsidiaries (collectively, the Company) in conformity with U.S. generally accepted accounting principles (GAAP), the Company is also presenting EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The reconciliation from GAAP to these non-GAAP financial measures is provided at the end of this earnings release.

Operating Results — First Quarter Fiscal 2023 Compared to First Quarter Fiscal 2022

During the first quarter of fiscal 2023, net sales increased $3.2 million, or 1.1%, to $280.5 million, compared to the first quarter of fiscal 2022, due to a $2.7 million increase in new store sales and a $1.4 million increase in comparable store sales, partially offset by a $0.9 million decrease in sales related to one store that closed at the beginning of the third quarter of fiscal 2022. Daily average comparable store sales increased 0.5% in the first quarter of fiscal 2023, comprised of a 1.7% increase in daily average transaction size and a 1.2% decrease in daily average transaction count. The increase in net sales was primarily driven by retail price inflation, new store sales and marketing initiatives, partially offset by a moderation of the strong pandemic trends we experienced in the first quarter of last year.

Gross profit was $78.7 million in each of the first quarters of fiscal 2023 and 2022. Gross profit reflects earnings after product and store occupancy costs. Gross margin decreased 30 basis points to 28.1% during the first quarter of fiscal 2023, compared to 28.4% in the first quarter of fiscal 2022. The decrease in gross margin was primarily driven by lower product margin attributed to higher shrink, freight and distribution expenses.

Store expenses during the first quarter of fiscal 2023 increased 7.2% to $63.6 million. Store expenses as a percentage of net sales were 22.7% during the first quarter of fiscal 2023, up from 21.4% in the first quarter of fiscal 2022. The increase in store expenses as a percentage of net sales was primarily driven by higher labor expenses as a result of increased wage rates.

Administrative expenses during the first quarter of fiscal 2023 increased 13.2% to $8.3 million, primarily driven by higher salaries and benefits, technology amortization and legal expenses. Administrative expenses as a percentage of net sales were 2.9% in the first quarter of fiscal 2023, up from 2.6% in the first quarter of fiscal 2022.

Operating income for the first quarter of fiscal 2023 was $6.4 million, compared to $12.0 million in the first quarter of fiscal 2022. Operating margin during the first quarter of fiscal 2023 was 2.3%, compared to 4.3% in the first quarter of fiscal 2022.

Net income for the first quarter of fiscal 2023 was $4.4 million, or $0.19 diluted earnings per share, compared to net income of $8.9 million, or $0.39 diluted earnings per share, for the first quarter of fiscal 2022.

Adjusted EBITDA for the first quarter of fiscal 2023 was $13.8 million, compared to $19.5 million in the first quarter of fiscal 2022.

Balance Sheet and Cash Flow

As of December 31, 2022, the Company had $16.9 million in cash and cash equivalents, no outstanding borrowings on its $50.0 million revolving credit facility, and $13.7 million outstanding on its term loan facility.

During the first quarter of fiscal 2023, the Company generated $21.2 million in cash from operations and invested $11.3 million in net capital expenditures, primarily for new and relocated stores.

Dividend Announcement

Today, the Company announced the declaration of a quarterly cash dividend of $0.10 per common share. The dividend will be paid on March 15, 2023 to stockholders of record at the close of business on February 27, 2023.

Growth and Development

During the first quarter of fiscal 2023, the Company opened one store, ending the quarter with a total of 165 stores in 21 states.

As of February 2, 2023, the Company has signed leases for an additional three new stores planned to open in fiscal years 2023 and beyond.

Fiscal 2023 Outlook

The Company is reaffirming its fiscal 2023 outlook, reflecting recent results, current operating trends, consumer trends, and the uncertainty of the economic environment, including inflationary factors. The Company expects:

Fiscal 2023 Outlook
Number of new stores	4-6
Number of relocations/remodels	1-2
Daily average comparable store sales growth	-2.0% to 1.0%
Diluted earnings per share	$0.70 to $0.90

Capital expenditures (in millions)	$28 to $35

Earnings Conference Call

The Company will host a conference call today at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time) to discuss this earnings release. The dial-in number is 1-888-347-6606 (US) or 1-412-902-4289 (International). The conference ID is “Natural Grocers Q1 FY 2023 Earnings Call.” A simultaneous audio webcast will be available at http://Investors.NaturalGrocers.com and archived for a minimum of 20 days.

About Natural Grocers by Vitamin Cottage

Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) is an expanding specialty retailer of natural and organic groceries, body care products and dietary supplements. The products sold by Natural Grocers must meet strict quality guidelines and may not contain artificial colors, flavors, preservatives or sweeteners, or partially hydrogenated or hydrogenated oils. The Company sells only USDA certified organic produce and exclusively pasture-raised, non-confinement dairy products, and free-range eggs. Natural Grocers’ flexible smaller-store format allows it to offer affordable prices in a shopper-friendly, clean and convenient retail environment. The Company also provides extensive free science-based nutrition education programs to help customers make informed health and nutrition choices. The Company, founded in 1955, has 166 stores in 21 states.

Visit www.NaturalGrocers.com for more information and store locations.

Forward-Looking Statements

The following constitutes a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, statements in this release are "forward-looking statements" and are based on management’s current expectations and are subject to uncertainty and changes in circumstances. All statements that are not statements of historical fact are forward-looking statements. Actual results could differ materially from these expectations due to changes in global, national, regional or local political, economic, inflationary, deflationary, recessionary, business, interest rate, labor market, competitive, market, regulatory and other factors, and other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2022 (the Form 10-K) and the Company's subsequent quarterly reports on Form 10-Q. The information contained herein speaks only as of the date of this release and the Company undertakes no obligation to publicly update forward-looking statements, except as may be required by the securities laws.

For further information regarding risks and uncertainties associated with the Company's business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of the Company's filings with the Securities and Exchange Commission, including, but not limited to, the Form 10-K and the Company's subsequent quarterly reports on Form 10-Q, copies of which may be obtained by contacting Investor Relations at 303-986-4600 or by visiting the Company's website at http://Investors.NaturalGrocers.com.

Investor Contact:

Reed Anderson, ICR, 646-277-1260, reed.anderson@icrinc.com

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except per share data)

	Three months ended December 31,
	2022	2021
Net sales	$280,457	277,288
Cost of goods sold and occupancy costs	201,738	198,551
Gross profit	78,719	78,737
Store expenses	63,596	59,336
Administrative expenses	8,253	7,293
Pre-opening expenses	453	84
Operating income	6,417	12,024
Interest expense, net	(796)	(544)
Income before income taxes	5,621	11,480
Provision for income taxes	(1,214)	(2,565)
Net income	$4,407	8,915

Net income per share of common stock:
Basic	$0.19	0.39
Diluted	$0.19	0.39
Weighted average number of shares of common stock outstanding:
Basic	22,708,644	22,639,994
Diluted	22,801,450	22,752,725

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Balance Sheets

(Unaudited)

(Dollars in thousands, except per share data)

	December 31, 2022	September 30, 2022
Assets
Current assets:
Cash and cash equivalents	$16,939	12,039
Accounts receivable, net	7,985	10,496
Merchandise inventory	111,375	113,756
Prepaid expenses and other current assets	3,834	4,369
Total current assets	140,133	140,660
Property and equipment, net	159,230	157,179
Other assets:
Operating lease assets, net	299,716	307,132
Finance lease assets, net	44,252	43,554
Deposits and other assets	436	452
Goodwill and other intangible assets, net	14,762	14,131
Total other assets	359,166	365,269
Total assets	$658,529	663,108

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$75,511	71,283
Accrued expenses	24,027	26,737
Term loan facility, current portion	1,750	1,750
Operating lease obligations, current portion	34,945	34,735
Finance lease obligations, current portion	3,305	3,223
Total current liabilities	139,538	137,728
Long-term liabilities:
Term loan facility, net of current portion	11,938	13,938
Operating lease obligations, net of current portion	287,114	295,064
Finance lease obligations, net of current portion	45,633	44,664
Deferred income tax liabilities, net	16,120	15,902
Total long-term liabilities	360,805	369,568
Total liabilities	500,343	507,296
Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 shares authorized, and 22,712,449 and 22,690,188 shares issued and outstanding at December 31, 2022 and September 30, 2022, respectively	23	23
Additional paid-in capital	58,311	58,072
Retained earnings	99,852	97,717
Total stockholders’ equity	158,186	155,812
Total liabilities and stockholders’ equity	$658,529	663,108

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Three months ended December 31,
	2022	2021
Operating activities:
Net income	$4,407	8,915
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,062	7,113
Impairment of long-lived assets	—	95
Loss (gain) on disposal of property and equipment	3	(14)
Share-based compensation	357	294
Deferred income tax expense	218	347
Non-cash interest expense	5	7
Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable, net	2,296	(1,099)
Merchandise inventory	2,381	(1,207)
Prepaid expenses and other assets	(7)	(762)
Income tax receivable	533	—
Operating lease assets	8,172	7,873
(Decrease) increase in:
Operating lease liabilities	(8,281)	(8,157)
Accounts payable	6,771	(553)
Accrued expenses	(2,710)	(793)
Net cash provided by operating activities	21,207	12,059
Investing activities:
Acquisition of property and equipment	(10,413)	(4,656)
Acquisition of other intangibles	(883)	(718)
Proceeds from sale of property and equipment	21	—
Proceeds from property insurance settlements	—	58
Net cash used in investing activities	(11,275)	(5,316)
Financing activities:
Borrowings under revolving facility	125,000	3,200
Repayments under revolving facility	(125,000)	(3,200)
Repayments under term loan facility	(2,000)	(2,000)
Finance lease obligation payments	(642)	(739)
Dividend to shareholders	(2,272)	(2,263)
Payments on withholding tax for restricted stock unit vesting	(118)	(123)
Net cash used in financing activities	(5,032)	(5,125)
Net increase in cash and cash equivalents	4,900	1,618
Cash and cash equivalents, beginning of period	12,039	23,678
Cash and cash equivalents, end of period	$16,939	25,296
Supplemental disclosures of cash flow information:
Cash paid for interest	$272	189
Cash paid for interest on finance lease obligations, net of capitalized interest of $78 and $66, respectively	490	424
Income taxes paid	2	85
Supplemental disclosures of non-cash investing and financing activities:
Acquisition of property and equipment not yet paid	$4,295	1,506
Acquisition of other intangibles not yet paid	138	307
Property acquired through operating lease obligations	756	5,052
Property acquired through finance lease obligations	1,694	—

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Non-GAAP Financial Measures

(Unaudited)

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP. We define EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA as adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance, including certain items such as impairment charges, store closing costs, share-based compensation and non-recurring items.

The following table reconciles net income to EBITDA and Adjusted EBITDA, dollars in thousands:

	Three months ended December 31,
	2022	2021
Net income	$4,407	8,915
Interest expense, net	796	544
Provision for income taxes	1,214	2,565
Depreciation and amortization	7,062	7,113
EBITDA	13,479	19,137
Impairment of long-lived assets	—	95
Share-based compensation	357	294
Adjusted EBITDA	$13,836	19,526

EBITDA decreased 29.6% to $13.5 million for the first quarter of fiscal 2023 compared to $19.1 million for the first quarter of fiscal 2022. EBITDA as a percentage of net sales was 4.8% and 6.9% for the first quarters of fiscal 2023 and 2022, respectively.

Adjusted EBITDA decreased 29.1% to $13.8 million for the first quarter of fiscal 2023 compared to $19.5 million for the first quarter of fiscal 2022. Adjusted EBITDA as a percentage of net sales was 4.9% and 7.0% for the first quarters of fiscal 2023 and 2022, respectively.

Management believes some investors’ understanding of our performance is enhanced by including EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. We believe EBITDA and Adjusted EBITDA provide additional information about: (i) our operating performance, because they assist us in comparing the operating performance of our stores on a consistent basis, as they remove the impact of non-cash depreciation and amortization expense as well as items not directly resulting from our core operations, such as interest expense and income taxes and (ii) our performance and the effectiveness of our operational strategies. Additionally, EBITDA is a component of a measure in our financial covenants under our credit facility.

Furthermore, management believes some investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in our industry. Management believes that some investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. By providing these non-GAAP financial measures, together with a reconciliation from net income, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives.

Our competitors may define EBITDA and Adjusted EBITDA differently, and as a result, our measures of EBITDA and Adjusted EBITDA may not be directly comparable to EBITDA and Adjusted EBITDA of other companies. Items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. EBITDA and Adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered in isolation or as an alternative to, or substitute for, net income or other financial statement data presented in the consolidated financial statements as indicators of financial performance. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

●	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

●	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

●	EBITDA and Adjusted EBITDA do not reflect any depreciation or interest expense for leases classified as finance leases;

●	EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

●	Adjusted EBITDA does not reflect share-based compensation, impairment charges, and store closing costs;

●	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and

●

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

Due to these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA as supplemental information.